Item 77Q.1(a) Exhibit
					EXHIBIT B
					 to the
					  Plan

SOUTHTRUST FUNDS

SouthTrust Alabama Tax-Free Income Fund


     	This Plan is adopted by SouthTrust Vulcan Funds with respect to the portfolio of the Trust set forth above.

     	In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the SouthTrust Alabama Tax-Free Income Fund held during the month.

     	Witness the due execution hereof this 1st day of August, 1999.


SouthTrust Funds


						By:  /s/ Beth S. Broderick
						Name:  Beth S. Broderick
						Title:  Vice President





Item 77Q.1(b) Exhibits
					SouthTrust Vulcan Funds
				     Amendment #1 to EXHIBIT A
					to 12b-1 Agreement with
				Federated Securities Corp. ("FSC")


Portfolios

	FSC will pay Administrator fees for the following portfolios (the "Funds") effective as of the dates set forth below:

	Name							Date

SouthTrust Income Fund      				September 1, 1995
SouthTrust Alabama Tax-Free Income Fund		August 1, 1999
SouthTrust Growth Fund					August 1, 1999

Administrative Fees

1.	During the term of this Agreement, FSC will pay Administrator a quarterly fee in respect of each Fund. This fee will be computed at the annual rate of .25% of the average net asset value of Shares held during the quarter in accounts for which the Administrator provides services under this Agreement, so long as the average net asset value of Shares in each Fund during the quarter equals or exceeds such minimum amount as FSC shall from time to time determine and communicate in writing to the Administrator.

2.	For the quarterly period in which the Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.





Item 77Q.1(c) Exhibits
					AMENDMENT #2 to the
				 Investment Advisory Agreement
				   dated May 6, 1992 between
		SouthTrust Vulcan Funds (since renamed SouthTrust Funds) and
				SouthTrust Bank of Alabama, N.A.

SouthTrust Growth Fund
SouthTrust Alabama Tax-Free Income Fund

The Investment Advisory Agreement ("Agreement") referred to above is amended as follows:

1.	Delete the second recital in its entirety and substitute in its place the following:

	"WHEREAS, the Company has six investment portfolios: SouthTrust U.S. Treasury Money Market Fund, SouthTrust Bond Fund, SouthTrust Value Fund, SouthTrust Income Fund, SouthTrust Alabama Tax-Free Income Fund, and SouthTrust Growth Fund (the "Portfolios"); and"

2.	Delete the first paragraph of Paragraph 7 in its entirety and substitute in its place the following:

	"7.	Compensation.  For the services provided and the expenses assumed pursuant to this Agreement, effective as of the date hereof, the Company will pay SouthTrust and SouthTrust will accept as full compensation therefor, subject to the provisions of paragraph 6, above, a fee, computed daily and paid monthly (in arrears), at an annual rate of .50% of the average daily net assets of the SouthTrust U.S. Treasury Money
Market Fund, .60% of the average daily net assets of the SouthTrust Bond
Fund, .75% of the average daily net assets of the SouthTrust Value Fund,
 .60% of the average daily net assets of the SouthTrust Income Fund, .75%
of the average daily net assets of the SouthTrust Growth Fund, and .60% of the average daily net assets of the SouthTrust Alabama Tax-Free
Income Fund."

	Witness the due execution hereof this 1st day of August, 1999.

							SouthTrust Bank, N.A.


							By:  /s/ C. Mark Duthu
							Name:  C. Mark Duthu
							Title:  Executive Vice President


							SouthTrust Funds


							By:  /s/ Beth S. Broderick
							Name:  Beth S. Broderick
							Title:  Vice President





Item 77Q.1(d) Exhibits
						Exhibit E
						 to the
					Distributor's Contract

					  SOUTHTRUST FUNDS

					SouthTrust Growth Fund


	The following provisions are hereby incorporated and made part of the Distributor's Contract dated the 2nd day of April, 1993, between SouthTrust Vulcan Funds and Federated Securities Corp. with respect to Portfolio set forth above.

1.	The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Portfolio ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of brokers ("Brokers") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust, and to render administrative support services to the Trust and its shareholders. In addition, FSC is authorized to select a group of administrators ("Administrators") to render administrative support services to the Trust and its shareholders.

2.	Administrative support services may include, but are not limited to, the following functions: 1) account openings: the Broker or Administrator communicates account openings via computer terminals located on the Broker's or Administrator's premises; 2) account closings: the Broker or Administrator communicates account closings via computer terminals; 3) enter purchase transactions: purchase transactions are entered through the Broker's or Administrator's own personal computer or through the use of a toll-free telephone number; 4) enter redemption transactions: Broker or Administrator enters redemption transactions in the same manner as purchases; 5) account maintenance: Broker or Administrator provides or arranges to provide accounting support for all transactions. Broker or Administrator also wires funds and receives funds for Trust share purchases and redemptions, confirms and reconciles all transactions, reviews the activity in the Trust's accounts, and provides training and supervision of its personnel; 6) interest posting:
Broker or Administrator posts and reinvests dividends to the Trust's accounts;
7) prospectus and shareholder reports: Broker or Administrator maintains and distributes current copies of prospectuses and shareholder reports; 8) advertisements: the Broker or Administrator continuously advertises the availability of its services and products; 9) customer lists: the Broker or Administrator continuously provides names of potential customers; 10) design services: the Broker or Administrator continuously designs material to send to customers and develops methods of making such materials accessible to customers; and 11) consultation services: the Broker or Administrator continuously provides information about the product needs of customers.

  3.	During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the shares of the SouthTrust Growth Fund held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

 4.	FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent the Portfolio's expenses exceed such lower expense limitation as FSC may, by notice to the Trust voluntarily declare to be effective.

  5.	FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Brokers and Administrators a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

  6.	FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Brokers and Administrators and the purpose for such payments.

    	In consideration of the mutual covenants set forth in the Distributor's Contract dated April 2, 1993 between SouthTrust Vulcan Funds and Federated Securities Corp., SouthTrust Vulcan Funds executes and delivers this Exhibit on behalf of and with respect to the Portfolio thereof, first set forth in this Exhibit.

    	Witness the due execution hereof this 1st day of August, 1999.


							SOUTHTRUST FUNDS



							By:  /s/ Beth S. Broderick
							Name:  Beth S. Broderick
							Title:  Vice President

							FEDERATED SECURITIES CORP.


							By:  /s/ David M. Taylor
							Name:  David M. Taylor
							Title:  Executive Vice President





Item 77Q.1(e) Exhibits
						Exhibit F
						 to the
					Distributor's Contract

					  SOUTHTRUST FUNDS

			 SouthTrust Alabama Tax-Free Income Fund


	The following provisions are hereby incorporated and made part of the Distributor's Contract dated the 2nd day of April, 1993, between SouthTrust Vulcan Funds and Federated Securities Corp. with respect to Portfolio set forth above.

1.	The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Portfolio ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of brokers ("Brokers") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust, and to render administrative support services to the Trust and its shareholders. In addition, FSC is authorized to select a group of administrators ("Administrators") to render administrative support services to the Trust and its shareholders.

2.	Administrative support services may include, but are not limited to, the following functions: 1) account openings: the Broker or Administrator communicates account openings via computer terminals located on the Broker's or Administrator's premises; 2) account closings: the Broker or Administrator communicates account closings via computer terminals; 3) enter purchase transactions: purchase transactions are entered through the Broker's or Administrator's own personal computer or through the use of a toll-free telephone number; 4) enter redemption transactions: Broker or Administrator enters redemption transactions in the same manner as purchases; 5) account maintenance: Broker or Administrator provides or arranges to provide accounting support for all transactions. Broker or Administrator also wires funds and receives funds for Trust share purchases and redemptions, confirms and reconciles all transactions, reviews the activity in the Trust's accounts, and provides training and supervision of its personnel; 6) interest posting:
Broker or Administrator posts and reinvests dividends to the Trust's accounts;
7) prospectus and shareholder reports: Broker or Administrator maintains and distributes current copies of prospectuses and shareholder reports; 8) advertisements: the Broker or Administrator continuously advertises the availability of its services and products; 9) customer lists: the Broker or Administrator continuously provides names of potential customers; 10) design services: the Broker or Administrator continuously designs material to send to customers and develops methods of making such materials accessible to customers; and 11) consultation services: the Broker or Administrator continuously provides information about the product needs of customers.

  3.	During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the shares of the SouthTrust Alabama Tax-Free Income Fund held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

 4.	FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent the Portfolio's expenses exceed such lower expense limitation as FSC may, by notice to the Trust voluntarily declare to be effective.

  5.	FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Brokers and Administrators a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

  6.	FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Brokers and Administrators and the purpose for such payments.

    	In consideration of the mutual covenants set forth in the Distributor's Contract dated April 2, 1993 between SouthTrust Vulcan Funds and Federated Securities Corp., SouthTrust Vulcan Funds executes and delivers this Exhibit on behalf of and with respect to the Portfolio thereof, first set forth in this Exhibit.

    	Witness the due execution hereof this 1st day of August, 1999.


							SOUTHTRUST FUNDS



							By:  /s/ Beth S. Broderick
							Name:  Beth S. Broderick
							Title:  Vice President

							FEDERATED SECURITIES CORP.


							By:  /s/ David M. Taylor
							Name:  David M. Taylor
							Title:  Executive Vice President




Current as of:  8/18/94